Exhibit 99.1

                          Annual Holders' Tax Statement

Summary of Payments for CPS Auto Receivables Trust 1998-4 for the Year Ended December 31, 1998


                                             --------------     ------------------     -----------------
                                             Base Servicing     Principal Payments     Interest Payments
---------------------------------            --------------     ------------------     -----------------
CPS Auto Receivables Trust 1998-4            $749,159.69        $8,821,082.49          $2,000,701.54
---------------------------------            --------------     ------------------     -----------------

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